NEWS

Charter Announces Third Quarter 2019 Results

Stamford, Connecticut - October 25, 2019 - Charter Communications, Inc. (along with its subsidiaries, the “Company” or “Charter”) today reported financial and operating results for the three and nine months ended September 30, 2019.

Key highlights:

•
Third quarter total residential and SMB customer relationships increased 310,000, compared to 234,000 during the third quarter of 2018. As of September 30, 2019, Charter had 29.0 million total customer relationships, and added over 1.1 million net new customer relationships over the last twelve months.

•	During the third quarter, Charter generated residential and SMB Internet net additions of 380,000, video net losses of 75,000 and wireline voice net losses of 190,000.

•
Charter added 276,000 mobile lines in the third quarter, compared to 208,000 mobile line net additions in the second quarter of 2019. As of September 30, 2019, Charter served a total of 794,000 mobile lines.

•
Third quarter revenue of $11.5 billion grew 5.1%, as compared to the prior year period, driven by residential revenue growth of 4.4%, mobile revenue growth of $175 million and commercial revenue growth of 4.1%.

•	Third quarter Adjusted EBITDA[1] of $4.1 billion grew 3.4% year-over-year, while third quarter cable Adjusted EBITDA[1] of $4.2 billion grew 5.0% year-over-year.

•
Net income attributable to Charter shareholders totaled $387 million in the third quarter, compared to $493 million during the same period last year. The year-over-year decrease in net income attributable to Charter shareholders was primarily driven by a pension remeasurement gain in the third quarter of 2018, partly offset by higher Adjusted EBITDA.

•
Third quarter capital expenditures totaled $1.7 billion compared to $2.1 billion during the third quarter of 2018. Third quarter capital expenditures included $100 million of mobile-related capital expenditures.

•
Consolidated free cash flow[1] for the third quarter of 2019 totaled $1.3 billion, compared to $532 million during the same period last year. Cable free cash flow[1] for the third quarter totaled $1.5 billion, compared to $681 million during the same period last year.

•
During the third quarter, Charter purchased approximately 7.8 million shares of Charter Class A common stock and Charter Communications Holdings, LLC ("Charter Holdings") common units for approximately $3.1 billion.

"Our strategy of offering high-quality products with good service at attractive prices is working and continues to produce strong customer relationship growth," said Tom Rutledge, Chairman and CEO of Charter Communications. "In the third quarter, customer relationship growth continued to accelerate and our operating strategy keeps us well-positioned to take advantage of the growth opportunity in front of Charter."

1.
Adjusted EBITDA, cable Adjusted EBITDA, free cash flow and cable free cash flow are non-GAAP measures defined in the “Use of Adjusted EBITDA and Free Cash Flow Information” section and are reconciled to net income attributable to Charter shareholders and net cash flows from operating activities, respectively, in the addendum of this news release.

Key Operating Results

	Approximate as of
	September 30, 2019 (a)	September 30, 2018 (a)	Y/Y Change
Footprint (b)
Estimated Video Passings	51,579	50,616	1.9%
Estimated Internet Passings	51,416	50,421	2.0%
Estimated Voice Passings	50,867	49,833	2.1%

Penetration Statistics (c)
Video Penetration of Estimated Video Passings	31.5%	32.9%	(1.4) ppts
Internet Penetration of Estimated Internet Passings	51.2%	49.4%	1.8	ppts
Voice Penetration of Estimated Voice Passings	21.1%	22.6%	(1.5) ppts

Customer Relationships (d)
Residential	27,037	26,063	3.7%
Small and Medium Business	1,930	1,792	7.7%
Total Customer Relationships	28,967	27,855	4.0%

Quarterly Net Additions/(Losses)
Residential	282	192	46.7%
Small and Medium Business	28	42	(32.9)%
Total Customer Relationships	310	234	32.4%

Residential
Primary Service Units ("PSUs")
Video	15,725	16,140	(2.6)%
Internet	24,595	23,336	5.4%
Voice	9,595	10,218	(6.1)%

Quarterly Net Additions/(Losses)
Video	(77)	(66)	(17.1)%
Internet	351	266	32.2%
Voice	(213)	(107)	(98.9)%

Single Play (e)	11,557	10,858	6.4%
Double Play (e)	8,088	6,789	19.1%
Triple Play (e)	7,392	8,416	(12.2)%

Single Play Penetration (f)	42.7%	41.7%	1.0	ppts
Double Play Penetration (f)	29.9%	26.1%	3.8	ppts
Triple Play Penetration (f)	27.3%	32.3%	(5.0) ppts

% Residential Non-Video Customer Relationships	41.8%	38.1%	3.7	ppts

Monthly Residential Revenue per Residential Customer (g)	$112.00	$111.13	0.8%

Small and Medium Business
PSUs
Video	520	488	6.6%
Internet	1,730	1,594	8.5%
Voice	1,120	1,024	9.4%

Quarterly Net Additions/(Losses)
Video	2	12	(77.4)%
Internet	29	42	(31.0)%
Voice	23	30	(24.8)%

Monthly Small and Medium Business Revenue per Customer (h)	$169.44	$173.52	(2.4)%

Enterprise PSUs (i)
Enterprise PSUs	264	243	8.8%

Footnotes
In thousands, except per customer and penetration data. See footnotes to unaudited summary of operating statistics on page 5 of the addendum of this news release. The footnotes contain important disclosures regarding the definitions used for these operating statistics.

All percentages are calculated using whole numbers. Minor differences may exist due to rounding.

During the third quarter of 2019, Charter's residential customer relationships grew by 282,000, while third quarter 2018 residential customer relationships grew by 192,000. As of September 30, 2019, Charter had 27.0 million residential customer relationships, with year-over-year growth of 3.7%.

Charter added 351,000 residential Internet customers in the third quarter of 2019, versus third quarter 2018 residential Internet customer net additions of 266,000. As of September 30, 2019, Charter had 24.6 million residential Internet customers, with 85% subscribing to tiers that provided 100 Mbps or more of speed. Charter recently doubled its minimum Internet speeds to 200 Mbps in a number of additional markets at no additional cost to new and existing Spectrum Internet residential and SMB customers. Currently, 200 Mbps is the slowest speed offered to new Internet customers in approximately 60% of Charter's footprint, with 100 Mbps offered as the slowest speed in the remaining 40% of its footprint.

Residential video customers decreased by 77,000 in the third quarter of 2019, while third quarter 2018 video customers decreased by 66,000. As of September 30, 2019, Charter had 15.7 million residential video customers.

During the third quarter of 2019, residential wireline voice customers declined by 213,000, while third quarter 2018 voice customers declined by 107,000. As of September 30, 2019, Charter had 9.6 million residential wireline voice customers.

Third quarter 2019 residential revenue per residential customer (excluding mobile) totaled $112.00, and grew by 0.8% compared to the prior year period, as promotional rate step-ups and rate adjustments were partly offset by a higher percentage of non-video customers, a higher mix of Choice and Stream customers within our video customer base and lower pay-per-view and video on demand revenue.

In September of 2018, Charter completed the full market launch of its Spectrum MobileTM service across its footprint. Spectrum Mobile is available to all new and existing Spectrum Internet customers and runs on America's most awarded LTE network combined with Spectrum WiFi. Spectrum Mobile customers can choose one of two simple ways to pay for data, "Unlimited" for $45 a month (per line), or "By the Gig" at $14/GB, in both cases including applicable fees and taxes. Late in the second quarter of 2019, Charter expanded its Bring Your Own Device (BYOD) program to all of its sales channels. During the third quarter of 2019, Charter added 276,000 mobile lines, and as of September 30, 2019, Charter served a total of 794,000 mobile lines.

SMB customer relationships grew by 28,000 during the third quarter of 2019, compared to growth of 42,000 during the third quarter of 2018. As of September 30, 2019, Charter had 1.9 million SMB customer relationships, with year-over-year growth of 7.7%. Enterprise PSUs grew by 6,000 during the third quarter of 2019 compared to growth of 8,000 during the third quarter of 2018. As of September 30, 2019, Charter had 264,000 enterprise PSUs, with growth of 8.8% year-over-year.

Third Quarter Financial Results

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND OPERATING DATA
(dollars in millions, except per share data)

	Three Months Ended September 30,
	2019	2018	% Change
REVENUES:
Video	$4,359	$4,332	0.6%
Internet	4,195	3,809	10.1%
Voice	477	512	(6.8)%
Residential revenue	9,031	8,653	4.4%
Small and medium business	974	922	5.7%
Enterprise	644	632	1.8%
Commercial revenue	1,618	1,554	4.1%
Advertising sales	394	440	(10.6)%
Mobile	192	17	NM
Other	215	228	(5.6)%
Total Revenue	11,450	10,892	5.1%

COSTS AND EXPENSES:
Cable operating costs and expenses	7,027	6,847	2.6%
Mobile operating costs and expenses	337	94	NM
Total operating costs and expenses	7,364	6,941	6.1%

Adjusted EBITDA	$4,086	$3,951	3.4%

Adjusted EBITDA margin	35.7%	36.3%

Cable Adjusted EBITDA	$4,231	$4,028	5.0%
Cable Adjusted EBITDA margin	37.6%	37.0%

Capital Expenditures	$1,651	$2,118
% Total Revenue	14.4%	19.5%

Cable Capital Expenditures	$1,551	$2,052
% Total Cable Revenue	13.8%	18.9%

Net income attributable to Charter shareholders	$387	$493
Earnings per common share attributable to Charter shareholders:
Basic	$1.77	$2.14
Diluted	$1.74	$2.11

Net cash flows from operating activities	$2,943	$2,804
Free cash flow	$1,271	$532
Cable free cash flow	$1,527	$681

Revenues

Third quarter revenue rose 5.1% year-over-year to $11.5 billion, driven by growth in Internet, mobile, commercial and video revenue. Excluding mobile revenue and advertising revenue, which benefited from political spend in the third quarter of 2018, revenue grew 4.1% year-over-year.

Video revenue totaled $4.4 billion in the third quarter, an increase of 0.6% compared to the prior year period. Video revenue growth was driven by rate adjustments and promotional rolloff, partly offset by a decline in video customers during the last year, a higher mix of Choice and Stream customers within our video base and lower pay-per-view and video on demand revenue.

Internet revenue grew 10.1%, compared to the year-ago quarter, to $4.2 billion, driven by growth in Internet customers during the last year, promotional rolloff and rate adjustments.

Voice revenue totaled $477 million in the third quarter, a decrease of 6.8% compared to the third quarter of 2018, driven by a decline in wireline voice customers over the last twelve months and value-based pricing.

Commercial revenue rose to $1.6 billion, an increase of 4.1% over the prior year period, driven by SMB revenue growth of 5.7% and enterprise revenue growth of 1.8%. Third quarter commercial revenue was impacted by Charter's sale of Navisite, its managed cloud services business within Spectrum Enterprise, on September 6. Excluding Navisite revenue from both the third quarter of 2019 and 2018, commercial and enterprise revenue grew 5.2% and 4.4% over the prior year period, respectively.

Third quarter advertising sales revenue of $394 million declined 10.6% compared to the year-ago quarter, driven by lower political revenue. Excluding political revenue in both periods, advertising sales revenue grew by 5.8% year-over-year.

Third quarter mobile revenue totaled $192 million, an increase of $175 million year-over-year.

Other revenue totaled $215 million in the third quarter, a decrease of 5.6% year-over-year, driven by lower home shopping revenue and processing fees, partly offset by video customer premise equipment ("CPE") sold to customers.

Operating Costs and Expenses

Third quarter total operating costs and expenses increased by $423 million, or 6.1% year-over-year, and 2.6% when excluding third quarter mobile costs.

Third quarter programming expense increased by $12 million, or 0.4% as compared to the third quarter of 2018, reflecting contractual programming increases and renewals, partly offset by lower video customers, a higher mix of Choice and Stream customers within our video base and lower pay-per-view expenses.

Regulatory, connectivity and produced content expenses increased by $66 million, or 12.3% year-over-year, primarily driven by higher regulatory and franchise pass-through fees, original programming costs and costs of video CPE sold to customers.

Costs to service customers increased by $40 million, or 2.2% year-over-year, despite year-over-year residential and SMB customer growth of 4.0%. Cost to service customers excluding bad debt declined by 0.1% year-over-year.

Marketing expenses increased by $3 million, or 0.4% year-over-year.

Other expenses increased by $59 million, or 6.7% as compared to the third quarter of 2018 primarily driven by software costs, enterprise labor costs and insurance costs.

Third quarter mobile costs totaled $337 million, an increase of $243 million year-over-year, and were comprised of device costs, service and operating costs.

Adjusted EBITDA

Third quarter Adjusted EBITDA of $4.1 billion grew by 3.4% year-over-year, reflecting revenue growth and operating expense growth of 5.1% and 6.1%, respectively. Third quarter cable Adjusted EBITDA grew by 5.0% year-over-year reflecting cable revenue growth and cable operating expense growth of 3.5% and 2.6%, respectively.

Net Income Attributable to Charter Shareholders

Net income attributable to Charter shareholders totaled $387 million in the third quarter of 2019, compared to $493 million in the third quarter of 2018. The year-over-year decrease in net income attributable to Charter shareholders was primarily driven by a pension remeasurement gain which benefited the third quarter of 2018 and higher interest expense, partly offset by higher Adjusted EBITDA and lower depreciation and amortization costs.

Net income per basic common share attributable to Charter shareholders totaled $1.77 in the third quarter of 2019 compared to $2.14 during the same period last year. The decrease was primarily the result of the factors described above in addition to a 5.2% decrease in weighted average common shares outstanding versus the prior year period.

Capital Expenditures

Property, plant and equipment expenditures totaled $1.7 billion in the third quarter of 2019, compared to $2.1 billion during the third quarter of 2018, primarily driven by declines in CPE, scalable infrastructure and support spending. The decrease in CPE spending was primarily driven by a decline in the pace of migration of Legacy TWC and Legacy Bright House customers to Spectrum pricing and packaging, the completion of Charter's all-digital initiative in 2018, increasing customer self-installations and a higher mix of boxless video outlets. The year-over-year decrease in scalable infrastructure spending was primarily driven by the completion of the rollout of DOCSIS 3.1 technology in 2018 and the associated bandwidth benefit in 2019. The decrease in support capital was due to lower insourcing and integration-related spend, partly offset by higher mobile capital spending. Third quarter capital expenditures included $100 million of mobile costs, of which $78 million were included in support capital.

Charter currently expects capital expenditures, excluding capital expenditures related to mobile, to be slightly below $7 billion in 2019, versus $8.9 billion in 2018.

Cash Flow and Free Cash Flow

During the third quarter of 2019, net cash flows from operating activities totaled $2.9 billion, compared to $2.8 billion in the prior year quarter. The year-over-year increase in net cash flows from operating activities was primarily due to higher Adjusted EBITDA.

Consolidated free cash flow for the third quarter of 2019 totaled $1.3 billion, compared to $532 million during the same period last year. Cable free cash flow for the third quarter of 2019 totaled $1.5 billion, compared to $681 million during the same period last year. The year-over-year increases in consolidated free cash flow and cable free cash flow were driven by a decline in capital expenditures and an increase in net cash flows from operating activities.

Liquidity & Financing

As of September 30, 2019, total principal amount of debt was $74.2 billion. Charter's credit facilities provided approximately $4.3 billion of additional liquidity in excess of Charter's $508 million cash position.

In July 2019, CCO Holdings, LLC ("CCO Holdings") and CCO Holdings Capital Corp. issued $750 million of 5.375% senior unsecured notes due 2029. Charter used the net proceeds for general corporate purposes, including funding buybacks of Charter Class A common stock and/or Charter Holdings common units and for repaying certain indebtedness.

In July 2019, Charter Communications Operating, LLC ("Charter Operating") and Charter Communications Operating Capital Corp. issued $1.25 billion of 5.125% senior secured notes due 2049. The net p roceeds will be used to repay certain indebtedness, which may include the 5.000% senior notes due 2020 issued by Time Warner Cable, LLC, with any remaining proceeds used for general corporate purposes, including to fund potential buybacks of Charter Class A common stock and/or Charter Holdings common units.

In October 2019, CCO Holdings and CCO Holdings Capital Corp. issued $1.35 billion of 4.750% senior unsecured notes due 2030. The net proceeds were used to finance a tender offer and subsequent call of $500 million aggregate principal amount of CCO Holdings' outstanding 5.250% senior notes due 2021 and $850 million aggregate principal amount of CCO Holdings' outstanding 5.750% senior notes due 2024. Later in October, an additional $500 million of the same 4.750% senior unsecured notes due 2030 were issued. The proceeds will be used for general corporate purposes, including to fund potential buybacks of Charter Class A common stock and/or Charter Holdings common units and to repay certain indebtedness.

In October 2019, Charter Operating and Charter Communications Operating Capital Corp. issued $1.5 billion of 4.800% senior secured notes due 2050. The proceeds will be used for general corporate purposes, including to fund potential buybacks of Charter Class A common stock and/or Charter Holdings common units and to repay certain indebtedness.

In October 2019, Charter Operating repriced $4.5 billion of revolver and $4.0 billion of term loan A to LIBOR plus 125 basis points and its existing term loan B to LIBOR plus 175 basis points. In addition, $4.5 billion of the revolver and $4.0 billion of term loan A maturities were extended to 2025 and $3.8 billion of term loan B maturities were extended to 2027.

Share Repurchases

During the three months ended September 30, 2019, Charter purchased approximately 7.8 million shares of Charter Class A common stock and Charter Holdings common units for approximately $3.1 billion.

Conference Call

Charter will host a conference call on Friday, October 25, 2019 at 8:30 a.m. Eastern Time (ET) related to the contents of this release.

The conference call will be webcast live via the Company's investor relations website at ir.charter.com. The call will be archived under the "Financial Information" section two hours after completion of the call. Participants should go to the webcast link no later than 10 minutes prior to the start time to register.

Those participating via telephone should dial 866-919-0894 no later than 10 minutes prior to the call. International participants should dial 706-679-9379. The conference ID code for the call is 2697386.

A replay of the call will be available at 855-859-2056 or 404-537-3406 beginning two hours after the completion of the call through the end of business on November 8, 2019. The conference ID code for the replay is 2697386.

Additional Information Available on Website

The information in this press release should be read in conjunction with the financial statements and footnotes contained in the Company's Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2019, which will be posted on the “Financial Information” section of our investor relations website at ir.charter.com, when it is filed with the Securities and Exchange Commission (the "SEC"). A slide presentation to accompany the conference call and a trending schedule containing historical customer and financial data will also be available in the “Financial Information” section.

Use of Adjusted EBITDA and Free Cash Flow Information

The company uses certain measures that are not defined by U.S. generally accepted accounting principles ("GAAP") to evaluate various aspects of its business. Adjusted EBITDA and free cash flow are non-GAAP financial measures and should be considered in addition to, not as a substitute for, consolidated net income and net cash flows from operating activities reported in accordance with GAAP. These terms, as defined by Charter, may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA and free cash flow are reconciled to net income attributable to Charter shareholders and net cash flows from operating activities, respectively, in the Addendum to this release.

Adjusted EBITDA is defined as net income attributable to Charter shareholders plus net income attributable to noncontrolling interest, net interest expense, income taxes, depreciation and amortization, stock compensation expense, (gain) loss on financial instruments, other (income) expense, net and other operating (income) expenses, such as special charges and (gain) loss on sale or retirement of assets. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company's businesses as well as other non-cash or special items, and is unaffected by the Company's capital structure or investment activities. However, this measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the cash cost of financing. These costs are evaluated through other financial measures.

Free cash flow is defined as net cash flows from operating activities, less capital expenditures and changes in accrued expenses related to capital expenditures.

Management and Charter's board of directors use Adjusted EBITDA and free cash flow to assess Charter's performance and its ability to service its debt, fund operations and make additional investments with internally generated funds. In addition, Adjusted EBITDA generally correlates to the leverage ratio calculation under the Company's credit facilities or outstanding notes to determine compliance with the covenants contained in the facilities and notes (all such documents have been previously filed with the the SEC). For the purpose of calculating compliance with leverage covenants, the Company uses Adjusted EBITDA, as presented, excluding certain expenses paid by its operating subsidiaries to other Charter entities. The Company's debt covenants refer to these expenses as management fees, which were $317 million and $916 million for the three and nine months ended September 30, 2019, respectively, and $278 million and $816 million for the three and nine months ended September 30, 2018, respectively.

Cable Adjusted EBITDA is defined as Adjusted EBITDA less mobile revenues plus mobile operating costs and expenses. Cable free cash flow is defined as free cash flow plus mobile net cash outflows from operating activities and mobile capital expenditures. Management and Charter’s board of directors use cable Adjusted EBITDA and cable free cash flow to provide management and investors a more meaningful year-over-year perspective on the financial and operational performance and trends of our core cable business without the impact of the revenue, costs and capital expenditures in the initial funding period to grow a new product line as well as the negative working capital impacts from the timing of device-related cash flows when we provide the handset or tablet to customers pursuant to equipment installment plans.

About Charter

Charter Communications, Inc. (NASDAQ:CHTR) is a leading broadband communications company and the second largest cable operator in the United States. Charter provides a full range of advanced residential broadband services, including Spectrum TV® programming, Spectrum Internet®, Spectrum Voice®, and Spectrum Mobile™. Under the Spectrum Business® brand, Charter provides scalable, and cost-effective broadband communications solutions to small and medium-sized business organizations, including Internet access, business telephone, and TV services. Through the Spectrum Enterprise brand, Charter is a national provider of scalable, fiber-based technology solutions serving many of America's largest businesses and communications service providers. Charter's advertising sales and production services are sold under the Spectrum Reach® brand. Charter's news and sports networks are operated under the Spectrum Networks brand. More information about Charter can be found at newsroom.charter.com.

# # #

Contact:

Media:	Analysts:
Justin Venech	Stefan Anninger
203-905-7818	203-905-7955

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations as reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under “Risk Factors” from time to time in our filings with the SEC. Many of the forward-looking statements contained in this communication may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” "initiatives," “seek,” “would,” “could,” “continue,” “ongoing,” “upside,” “increases” and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this communication are set forth in our annual report on Form 10-K, and in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•
our ability to sustain and grow revenues and cash flow from operations by offering video, Internet, voice, mobile, advertising and other services to residential and commercial customers, to adequately meet the customer experience demands in our service areas and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition, the need for innovation and the related capital expenditures;

•
the impact of competition from other market participants, including but not limited to incumbent telephone companies, direct broadcast satellite ("DBS") operators, wireless broadband and telephone providers, digital subscriber line (“DSL”) providers, fiber to the home providers, video provided over the Internet by (i) market participants that have not historically competed in the multichannel video business, (ii) traditional multichannel video distributors, and (iii) content providers that have historically licensed cable networks to multichannel video distributors, and providers of advertising over the Internet;

•	our ability to efficiently and effectively integrate acquired operations;

•
the effects of governmental regulation on our business including costs, disruptions and possible limitations on operating flexibility related to, and our ability to comply with, regulatory conditions applicable to us as a result of the Time Warner Cable Inc. and Bright House Networks, LLC Transactions;

•	general business conditions, economic uncertainty or downturn, unemployment levels and the level of activity in the housing sector;

•	our ability to obtain programming at reasonable prices or to raise prices to offset, in whole or in part, the effects of higher programming costs (including retransmission consents);

•	our ability to develop and deploy new products and technologies including mobile products and any other consumer services and service platforms;

•	any events that disrupt our networks, information systems or properties and impair our operating activities or our reputation;

•	the ability to retain and hire key personnel;

•
the availability and access, in general, of funds to meet our debt obligations prior to or when they become due and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) free cash flow, or (iii) access to the capital or credit markets; and

•
our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this communication.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND OPERATING DATA
(dollars in millions, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	% Change	2019	2018	% Change
REVENUES:
Video	$4,359	$4,332	0.6%	$13,134	$12,987	1.1%
Internet	4,195	3,809	10.1%	12,322	11,286	9.2%
Voice	477	512	(6.8)%	1,470	1,599	(8.0)%
Residential revenue	9,031	8,653	4.4%	26,926	25,872	4.1%
Small and medium business	974	922	5.7%	2,882	2,737	5.3%
Enterprise	644	632	1.8%	1,939	1,881	3.0%
Commercial revenue	1,618	1,554	4.1%	4,821	4,618	4.4%
Advertising sales	394	440	(10.6)%	1,134	1,223	(7.3)%
Mobile	192	17	NM	490	17	NM
Other	215	228	(5.6)%	632	673	(6.0)%
Total Revenue	11,450	10,892	5.1%	34,003	32,403	4.9%
COSTS AND EXPENSES:
Programming	2,790	2,778	0.4%	8,482	8,333	1.8%
Regulatory, connectivity and produced content	612	546	12.3%	1,770	1,639	8.0%
Costs to service customers	1,894	1,854	2.2%	5,483	5,492	(0.2)%
Marketing	793	790	0.4%	2,296	2,310	(0.6)%
Mobile	337	94	NM	874	135	NM
Other expense	938	879	6.7%	2,772	2,599	6.6%
Total operating costs and expenses (exclusive of items shown separately below)	7,364	6,941	6.1%	21,677	20,508	5.7%
Adjusted EBITDA	4,086	3,951	3.4%	12,326	11,895	3.6%
Adjusted EBITDA margin	35.7%	36.3%		36.2%	36.7%
Depreciation and amortization	2,415	2,482		7,465	7,784
Stock compensation expense	71	71		238	213
Other operating expenses, net	14	18		71	116
Income from operations	1,586	1,380		4,552	3,782
OTHER INCOME (EXPENSES):
Interest expense, net	(963)	(901)		(2,833)	(2,630)
Gain (loss) on financial instruments, net	(34)	12		(116)	—
Other pension benefits, net	9	207		27	247
Other expense, net	(5)	(5)		(131)	(75)
	(993)	(687)		(3,053)	(2,458)
Income before income taxes	593	693		1,499	1,324
Income tax expense	(126)	(109)		(329)	(178)
Consolidated net income	467	584		1,170	1,146
Less: Net income attributable to noncontrolling interests	(80)	(91)		(216)	(212)
Net income attributable to Charter shareholders	$387	$493		$954	$934
EARNINGS PER COMMON SHARE
ATTRIBUTABLE TO CHARTER SHAREHOLDERS:
Basic	$1.77	$2.14		$4.30	$3.99
Diluted	$1.74	$2.11		$4.23	$3.93
Weighted average common shares outstanding, basic	218,499,213	230,554,633		221,818,079	234,159,830
Weighted average common shares outstanding, diluted	222,355,867	233,607,414		225,337,984	237,343,924

Adjusted EBITDA is a non-GAAP term. See page 6 of this addendum for the reconciliation of Adjusted EBITDA to net income attributable to Charter shareholders as defined by GAAP.

All percentages are calculated using whole numbers. Minor differences may exist due to rounding.

NM - Not meaningful

Addendum to Charter Communications, Inc. Third Quarter 2019 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in millions)

	September 30,	December 31,
	2019	2018
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$508	$551
Accounts receivable, net	2,284	1,733
Prepaid expenses and other current assets	596	446
Total current assets	3,388	2,730

RESTRICTED CASH	89	214

INVESTMENT IN CABLE PROPERTIES:
Property, plant and equipment, net	34,218	35,126
Customer relationships, net	7,956	9,565
Franchises	67,322	67,319
Goodwill	29,554	29,554
Total investment in cable properties, net	139,050	141,564

OPERATING LEASE RIGHT-OF-USE ASSETS	1,103	—
OTHER NONCURRENT ASSETS	1,637	1,622

Total assets	$145,267	$146,130

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$8,263	$8,805
Operating lease liabilities	210	—
Current portion of long-term debt	3,509	3,290
Total current liabilities	11,982	12,095

LONG-TERM DEBT	71,390	69,537
DEFERRED INCOME TAXES	17,609	17,389
LONG-TERM OPERATING LEASE LIABILITIES	991	—
OTHER LONG-TERM LIABILITIES	2,773	2,837

SHAREHOLDERS' EQUITY:
Controlling interest	32,974	36,285
Noncontrolling interests	7,548	7,987
Total shareholders' equity	40,522	44,272

Total liabilities and shareholders' equity	$145,267	$146,130

Addendum to Charter Communications, Inc. Third Quarter 2019 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income	$467	$584	$1,170	$1,146
Adjustments to reconcile consolidated net income to net cash flows from operating activities:
Depreciation and amortization	2,415	2,482	7,465	7,784
Stock compensation expense	71	71	238	213
Accelerated vesting of equity awards	—	—	—	5
Noncash interest income, net	(17)	(65)	(89)	(242)
Other pension benefits, net	(9)	(207)	(27)	(247)
(Gain) loss on financial instruments, net	34	(12)	116	—
Deferred income taxes	96	80	233	137
Other, net	(3)	5	148	81
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(227)	(117)	(564)	(101)
Prepaid expenses and other assets	(49)	(6)	(225)	(97)
Accounts payable, accrued liabilities and other	165	(11)	(75)	(80)
Net cash flows from operating activities	2,943	2,804	8,390	8,599

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(1,651)	(2,118)	(4,913)	(6,692)
Change in accrued expenses related to capital expenditures	(21)	(154)	(449)	(620)
Real estate investments through variable interest entities	(61)	(15)	(125)	(15)
Other, net	2	(36)	10	(103)
Net cash flows from investing activities	(1,731)	(2,323)	(5,477)	(7,430)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	2,443	5,924	13,157	11,552
Repayments of long-term debt	(763)	(5,464)	(10,886)	(8,964)
Payments for debt issuance costs	(16)	(12)	(48)	(29)
Purchase of treasury stock	(2,767)	(933)	(4,568)	(3,214)
Proceeds from exercise of stock options	25	13	106	56
Purchase of noncontrolling interest	(339)	(145)	(593)	(473)
Distributions to noncontrolling interest	(38)	(38)	(116)	(114)
Borrowings for real estate investments through variable interest entities	—	170	—	170
Distributions to variable interest entities noncontrolling interest	—	(107)	—	(107)
Other, net	(6)	(2)	(133)	(7)
Net cash flows from financing activities	(1,461)	(594)	(3,081)	(1,130)

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(249)	(113)	(168)	39
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	846	773	765	621
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$597	$660	$597	$660

CASH PAID FOR INTEREST	$1,048	$1,031	$3,065	$2,920
CASH PAID FOR TAXES	$12	$5	$55	$27

Addendum to Charter Communications, Inc. Third Quarter 2019 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED SUMMARY OF OPERATING STATISTICS
(in thousands, except per customer and penetration data)

	Approximate as of
	September 30, 2019 (a)	June 30, 2019 (a)	December 31, 2018 (a)	September 30, 2018 (a)
Footprint (b)
Estimated Video Passings	51,579	51,258	50,824	50,616
Estimated Internet Passings	51,416	51,093	50,652	50,421
Estimated Voice Passings	50,867	50,538	50,086	49,833

Penetration Statistics (c)
Video Penetration of Estimated Video Passings	31.5%	31.8%	32.7%	32.9%
Internet Penetration of Estimated Internet Passings	51.2%	50.8%	49.9%	49.4%
Voice Penetration of Estimated Voice Passings	21.1%	21.6%	22.3%	22.6%

Customer Relationships (d)
Residential	27,037	26,755	26,270	26,063
Small and Medium Business	1,930	1,902	1,833	1,792
Total Customer Relationships	28,967	28,657	28,103	27,855

Quarterly Net Additions/(Losses)
Residential	282	164	207	192
Small and Medium Business	28	39	41	42
Total Customer Relationships	310	203	248	234

Residential
Primary Service Units ("PSUs")
Video	15,725	15,802	16,104	16,140
Internet	24,595	24,244	23,625	23,336
Voice	9,595	9,808	10,135	10,218

Quarterly Net Additions/(Losses)
Video	(77)	(150)	(36)	(66)
Internet	351	221	289	266
Voice	(213)	(207)	(83)	(107)

Single Play (e)	11,557	11,354	10,928	10,858
Double Play (e)	8,088	7,709	7,097	6,789
Triple Play (e)	7,392	7,692	8,245	8,416

Single Play Penetration (f)	42.7%	42.4%	41.6%	41.7%
Double Play Penetration (f)	29.9%	28.8%	27.0%	26.1%
Triple Play Penetration (f)	27.3%	28.8%	31.4%	32.3%

% Residential Non-Video Customer Relationships	41.8%	40.9%	38.7%	38.1%

Monthly Residential Revenue per Residential Customer (g)	$112.00	$112.20	$111.78	$111.13

Small and Medium Business
PSUs
Video	520	518	502	488
Internet	1,730	1,701	1,634	1,594
Voice	1,120	1,097	1,051	1,024

Quarterly Net Additions/(Losses)
Video	2	9	14	12
Internet	29	37	40	42
Voice	23	25	27	30

Monthly Small and Medium Business Revenue per Customer (h)	$169.44	$170.42	$170.62	$173.52

Enterprise PSUs (i)
Enterprise PSUs	264	258	248	243

Addendum to Charter Communications, Inc. Third Quarter 2019 Earnings Release

(a)
Customer statistics do not include mobile. We calculate the aging of customer accounts based on the monthly billing cycle for each account. On that basis, at September 30, 2019, June 30, 2019, December 31, 2018 and September 30, 2018, actual customers include approximately 148,000, 152,900, 217,600 and 231,400 customers, respectively, whose accounts were over 60 days past due, approximately 16,400, 13,800, 24,000 and 23,100 customers, respectively, whose accounts were over 90 days past due and approximately 14,100, 15,800, 19,200 and 18,500 customers, respectively, whose accounts were over 120 days past due.

(b)
Passings represent our estimate of the number of units, such as single family homes, apartment and condominium units and small and medium business and enterprise sites passed by our cable distribution network in the areas where we offer the service indicated. These estimates are based upon the information available at this time and are updated for all periods presented when new information becomes available.

(c)	Penetration represents residential and small and medium business customers as a percentage of estimated passings for the service indicated.

(d)
Customer relationships include the number of customers that receive one or more levels of service, encompassing video, Internet and voice services, without regard to which service(s) such customers receive. Customers who reside in residential multiple dwelling units ("MDUs") and that are billed under bulk contracts are counted based on the number of billed units within each bulk MDU. Total customer relationships exclude enterprise customer relationships.

(e)	Single play, double play and triple play customers represent customers that subscribe to one, two or three of Charter service offerings, respectively.

(f)
Single play, double play and triple play penetration represents the number of residential single play, double play and triple play customers, respectively, as a percentage of residential customer relationships.

(g)
Monthly residential revenue per residential customer is calculated as total residential video, Internet and voice quarterly revenue divided by three divided by average residential customer relationships during the respective quarter.

(h)
Monthly small and medium business revenue per customer is calculated as total small and medium business quarterly revenue divided by three divided by average small and medium business customer relationships during the respective quarter.

(i)	Enterprise PSUs represents the aggregate number of fiber service offerings counting each separate service offering at each customer location as an individual PSU.

Addendum to Charter Communications, Inc. Third Quarter 2019 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income attributable to Charter shareholders	$387	$493	$954	$934
Plus: Net income attributable to noncontrolling interest	80	91	216	212
Interest expense, net	963	901	2,833	2,630
Income tax expense	126	109	329	178
Depreciation and amortization	2,415	2,482	7,465	7,784
Stock compensation expense	71	71	238	213
(Gain) loss on financial instruments, net	34	(12)	116	—
Other pension benefits, net	(9)	(207)	(27)	(247)
Other, net	19	23	202	191
Adjusted EBITDA (a)	4,086	3,951	12,326	11,895
Less: Mobile revenue	(192)	(17)	(490)	(17)
Plus: Mobile costs and Expenses	337	94	874	135
Cable Adjusted EBITDA	$4,231	$4,028	$12,710	$12,013

Net cash flows from operating activities	$2,943	$2,804	$8,390	$8,599
Less: Purchases of property, plant and equipment	(1,651)	(2,118)	(4,913)	(6,692)
Change in accrued expenses related to capital expenditures	(21)	(154)	(449)	(620)
Free cash flow	1,271	532	3,028	1,287
Plus: Mobile net cash outflows from operating activities	156	83	563	154
Purchases of mobile property, plant and equipment	100	66	281	136
Cable free cash flow	$1,527	$681	$3,872	$1,577

(a)	See page 1 of this addendum for detail of the components included within Adjusted EBITDA.

The above schedule is presented in order to reconcile Adjusted EBITDA, cable Adjusted EBITDA, free cash flow and cable free cash flow, non-GAAP measures, to the most directly comparable GAAP measures in accordance with Section 401(b) of the Sarbanes-Oxley Act.

Addendum to Charter Communications, Inc. Third Quarter 2019 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CAPITAL EXPENDITURES
(dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Customer premise equipment (a)	$470	$675	$1,527	$2,437
Scalable infrastructure (b)	320	505	840	1,578
Line extensions (c)	370	348	1,054	992
Upgrade/rebuild (d)	165	190	451	522
Support capital (e)	326	400	1,041	1,163
Total capital expenditures	1,651	2,118	4,913	6,692
Less: Mobile capital expenditures	(100)	(66)	(281)	(136)
Cable capital expenditures	$1,551	$2,052	$4,632	$6,556

Capital expenditures included in total related to:
Commercial services	$327	$342	$956	$934
All-digital transition	$—	$42	$—	$316

(a)
Customer premise equipment includes costs incurred at the customer residence to secure new customers and revenue generating units, including customer installation costs and customer premise equipment (e.g., set-top boxes and cable modems).

(b)
Scalable infrastructure includes costs, not related to customer premise equipment, to secure growth of new customers and revenue generating units, or provide service enhancements (e.g., headend equipment).

(c)	Line extensions include network costs associated with entering new service areas (e.g., fiber/coaxial cable, amplifiers, electronic equipment, make-ready and design engineering).

(d)	Upgrade/rebuild includes costs to modify or replace existing fiber/coaxial cable networks, including betterments.

(e)
Support capital includes costs associated with the replacement or enhancement of non-network assets due to technological and physical obsolescence (e.g., non-network equipment, land, buildings and vehicles).

Addendum to Charter Communications, Inc. Third Quarter 2019 Earnings Release